Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.333-256589) of our report dated March 28, 2022 with respect to the audited financial statements of CKX Lands, Inc. (the “Company”) appearing on the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 26, 2022